UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 29, 2009

XOMA LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Compensation Arrangements of Certain Officers.

At the time of XOMA Ltd.’s (the “Company”) annual compensation review in early 2009, in light of economic conditions and in order to conserve the Company’s cash resources, management recommended, and the Board of Directors agreed, not to implement merit-based salary increases to the Company’s employees for 2009 and not to grant bonuses under any of its incentive bonus plans for performance in 2008, even though the Company as a whole and many of its employees had performed to a level at which such bonuses and increases would have been justified.

In order to enable the Company to provide compensation at levels competitive with those of other biotechnology companies, as well as retain employees with the capabilities necessary to advance key business objectives, management has recommended and the Board of Directors has agreed to implement salary increases for employees whose performance merited such an increase, retroactive to the beginning of the current salary cycle.

After giving effect to the approved increases, the current annual salaries, pursuant to employment agreements with the Company, the form of which is filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, of the executive officers whose compensation was disclosed in the Company’s 2009 Proxy Statement and whose dates of hire made them eligible for such increases are as follows:  Mr. Engle -- $540,750.00; Dr. Scannon - $389,340.00;  Mr. Margolin - $ 338,520.00; and Mr. Tenerowicz - $278,100.00.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2009	XOMA LTD.

By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary